Exhibit 99.2

ALPHAWAVE IP GROUP PLC LONG TERM INCENTIVE PLAN

Global RSU Award Deed for [____________]

This deed confirms the terms of an Award granted on [________] to the Participant named below under the rules Alphawave IP Group PLC Long Term Incentive Plan as amended from time to time (the ‘Plan'). The parties agree that this deed overrides any previous statement or understanding of the terms of the Award.

[Name of Participant: Number of Shares: Type of Award: Award Date:	[_____________] [_____________] [_____________] [_____________]
Normal Vesting Dates:	[_____________]
Performance Condition:	The Award is subject to the Performance Condition set out in the Appendix to this deed.
Holding Requirement:	The Award is subject to a Holding Requirement which will normally end [____] years after the date of Vesting.
Clawback Period:	The Clawback Period, in respect of a Share, will be [___________].
Dividend Equivalent:	The Participant is not entitled to receive Dividend Equivalents.
Terms defined in the rules of the Plan have the same meaning when used in this deed. If there is a conflict, the terms of this deed override those of the rules of the Plan.
By executing this deed, the Participant agrees to be bound by this deed and the rules of the Plan as if they formed part of this deed.

Executed as a Deed and delivered on     [______________]

Signed as a deed by Alphawave IP Group PLC acting by:	…………………………………… (Signature of director) …………………………………… (Name of director – please print)
in the presence of:	…………………………………… (Signature of witness) …………………………………… (Name of witness – please print) …………………………………… (Occupation of witness – please print)
…………………………………… …………………………………… …………………………………… …………………………………… (Address of witness – please print)
Signed as a deed by [________]:	…………………………………… (Signature)
in the presence of:	…………………………………… (Signature of witness) …………………………………… (Name of witness – please print) …………………………………… (Occupation of witness – please print)
…………………………………… …………………………………… …………………………………… …………………………………… (Address of witness – please print)

APPENDIX
Performance Condition